Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JEFFREY R. IMMELT, BRACKETT B. DENNISTON III, KEITH S. SHERIN, PHILIP D. AMEEN, MICHAEL R. MCALEVEY, and NING S. CHIU his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 30th day of April, 2007.

/s/ Jeffrey R. Immelt Jeffrey R. Immelt Chairman of the Board of Directors (Principal Executive Officer)	/s/ Keith S. Sherin Keith S. Sherin Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Philip D. Ameen Philip D. Ameen Vice President and Comptroller (Principal Accounting Officer)	/s/ Ann M. Fudge Ann M. Fudge Director

/s/ William M. Castell William M. Castell Director	/s/ Alan G. Lafley Alan G. Lafley Director

/s/ Claudio X. Gonzalez Claudio X. Gonzalez Director	/s/ Ralph S. Larsen Ralph S. Larsen Director

/s/ Andrea Jung Andrea Jung Director	/s/ Sam Nunn Sam Nunn Director

/s/ Robert W. Lane Robert W. Lane Director	/s/ Robert J. Swieringa Robert J. Swieringa Director

/s/ Roger S. Penske Roger S. Penske Director	/s/ Robert C. Wright Robert C. Wright Director

/s/ Douglas A. Warner III Douglas A. Warner III Director